EXHIBIT 99.1

Whitestone REIT Announces First Quarter 2009 Dividend

HOUSTON, March 31, 2009 (GLOBE NEWSWIRE) -- Whitestone REIT, a real estate investment trust which owns and manages 35 urban commercial properties in Texas and Arizona, announced its first quarter dividend of 2009 of $0.1125 per common share.

The dividend will be paid in three monthly installments of $0.0375 share on or about the first day of April, May, and June.

About Whitestone REIT

Whitestone REIT owns and operates urban infill commercial properties providing employment centers and retail communities in Houston, Dallas, and San Antonio in Texas; Chicago, Illinois; and Scottsdale, Arizona. www.whitestonereit.com.

Forward-Looking Statements

Statements included herein that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied by these statements. Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company's performance.

CONTACT:  Whitestone REIT
          Anne Gregory, Asst. VP Marketing & Investor Relations
          713.827.9595 EXT 3013
          agregory@whitestonereit.com